Exhibit 10.12.14
LIMITED CONSENT AND AMENDMENT NO. 4 TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This LIMITED CONSENT AND AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Consent and Amendment”), dated as of December 13, 2019, is entered into by and among ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders party hereto, and TRUIST BANK, successor by merger to SUNTRUST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Swingline Lender and Issuing Bank.
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of December 20, 2016 (as the same has been amended, restated, waived, extended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have extended revolving credit and term loan facilities to the Borrower;
WHEREAS, the Borrower has notified Administrative Agent that, effective January 1, 2020, the Borrower will adopt FASB Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326), which will result in a change in the methodology used to calculate Estimated Remaining Collections (the “Specified Accounting Change”);
WHEREAS, the Borrower has requested that the Lenders consent to the adoption by the Borrower of the Specified Accounting Change and the undersigned Lenders are willing to so consent subject to the terms and conditions of this Consent and Amendment; and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth herein, and the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the undersigned Lenders have agreed to such amendments, subject to the terms and conditions of this Consent and Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by this Consent and Amendment.
2. Limited Consent. Subject to the terms and conditions hereof, on the Amendment Effective Date (as defined in Section 5 below), each of the undersigned Lenders hereby consent to the adoption by the Borrower of the Specified Accounting Change. Each of the Borrower and the Guarantors acknowledges and agrees that the consent contained in the foregoing sentence is a one-time consent and is limited to the extent specifically set forth herein and, other than as

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specifically set forth herein, no other terms, covenants or provisions of the Credit Agreement or the other Loan Documents are intended to be affected hereby, all of which remain in full force and effect, and such limited consent shall not hinder, restrict or otherwise modify the rights and remedies of Administrative Agent, Collateral Agent, or any Lender following the occurrence of any Default or Event of Default under the Credit Agreement or any other Loan Document. The consent set forth herein shall not obligate Administrative Agent, Collateral Agent or any Lender to otherwise waive or consent to any actions or inactions in the future or to amend the Credit Agreement or any other Loan Document in any manner at any time in the future or to waive future compliance (temporarily or otherwise) with any provision of the Credit Agreement or any other Loan Document.
3. Amendments to Credit Agreement. Subject to the terms and conditions hereof, on the Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order therein:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Division” shall mean, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons with the dividing Person either continuing or terminating its existence as part of the division including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law or any analogous action taken pursuant to any applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide”, when capitalized shall have correlative meaning.
“Screen Rate” shall mean the rate specified in the first sentence of the definition of LIBOR.
(b) The Credit Agreement is hereby further amended by adding the following new Section 1.5 at the end of Article I of the Credit Agreement:
“Section 1.5. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.”

(c) Section 2.16 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
“Section 2.16.  Inability to Determine Interest Rates.
(a) If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:
(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining LIBOR (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or
(ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.
(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.16(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Revolving Borrowing or Notice of Swingline Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
(d) Section 5.1 of the Credit Agreement is hereby amended by (1) re-designating clause (k) thereof as clause (l) and (2) adding a new clause (k) thereto as follows:
“(k) Promptly, and in any event no later than three (3) Business Days, after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification; and”
(e) Section 5.11 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of such Section:
“In the event that any Loan Party divides itself into two or more Persons, any Persons formed as a result of such Division, unless otherwise consented to in writing by the Administrative Agent, shall have taken each of the actions set forth in Section 5.10 and this Section 5.11, as applicable, in each case subject to the time periods set forth therein (or herein).”
(f) Section 7.3 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of such Section:
“Any reference in this Section 7.3 or in Section 7.6 to a combination, merger, consolidation, disposition, dissolution, liquidation or transfer shall be deemed to apply to a Division (or the unwinding of such a Division) as if it were a combination, merger, consolidation, disposition, dissolution, transfer or similar term, as applicable, to or with a separate Person.”
(g) Section 10.15 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
“Section 10.15. Patriot Act/Beneficial Ownership.
The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to (a) the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and the Beneficial Ownership Regulation.”
(h) The Credit Agreement is hereby further amended by adding the following new Section 10.20 at the end of Article X of the Credit Agreement:
“Section 10.20. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Management Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such

Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

4. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders as follows:
(a) As of the date hereof and giving effect to the terms of this Consent and Amendment, no Default or Event of Default has occurred and is continuing.
(b) The execution, delivery and performance by each Loan Party of this Consent and Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Consent and Amendment has been duly executed and delivered by each Loan Party. Each of this Consent and Amendment and the Credit Agreement, as amended hereby, constitute the valid and binding obligations of the Loan Parties, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(c) The execution and delivery of this Consent and Amendment by the Loan Parties, and performance by the Borrower of this Consent and Amendment and the Credit Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any organizational documents of, or any law applicable to, any Loan Party or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under the Credit Agreement, the Prudential Senior Secured Note Agreement, any Material Indebtedness Agreement, any other material agreement or other material instrument binding on any Loan Party or any of their assets or give rise to a right thereunder to require any payment to be made by any Loan Party, (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens (if any) created under the Loan Documents and/or (v) will not result in a material limitation on any licenses, permits or other governmental approvals applicable to the business, operations or properties of the Loan Parties.
(d) The execution, delivery, performance and effectiveness of this Consent and Amendment will not: (i) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred and (ii) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
(e) Without limiting the foregoing, each Loan Party hereby repeats and reaffirms all representations and warranties made by such Loan Party in the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Consent and Amendment in full, except to the extent such representations and warranties relate to an earlier date, in which case each Loan Party repeats and reaffirms such representations and warranties as of such date.

(f) As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification (as defined in Section 3 above) is true and correct in all respects.
5. Amendment Effective Date and Effect on Credit Agreement.
(a) This Consent and Amendment will become effective on the first date on which each of the following conditions has been satisfied (the “Amendment Effective Date”) to the satisfaction of the Administrative Agent:
(i) the Administrative Agent shall have received counterparts of this Consent and Amendment duly executed by the Loan Parties and the Supermajority Lenders and the Required Lenders;
(ii) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings;
(iii) the Administrative Agent shall have received a copy of a consent to the Specified Accounting Change with respect to the Prudential Senior Secured Note Agreement duly executed by each party thereto, in form and substance acceptable to the Administrative Agent;
(iv) the Administrative Agent shall have received the documentation and other information regarding the Loan Parties that the Administrative Agent shall have reasonably requested and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and
(v) the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Consent and Amendment.
(b) For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has executed this Consent and Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 5 to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

(c) From and after the Amendment Effective Date, the consent contained herein and the amendments to the Credit Agreement provided herein will be effective. Except as expressly set forth herein, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.
(d) The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Amendment Effective Date.
6. Miscellaneous.
(a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect and all references in any Loan Document to the “Credit Agreement” shall henceforth refer to the Credit Agreement as amended by this Consent and Amendment. Nothing in this Consent and Amendment or in any of the transactions contemplated hereby (including, without limitation, the refinancing contemplated hereby) is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations of the Borrower under the Credit Agreement or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.
(b) This Consent and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.
(c) THIS CONSENT AND AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.6 AND 10.7 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, JURISDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d) This Consent and Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Consent and Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 5 above, this Consent and Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto. Delivery of an executed counterpart of a signature page of this Consent and Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Consent and Amendment. This Consent and Amendment may not be amended except in accordance with the provisions of Section 10.2 of the Credit Agreement.
(e) If any provision of this Consent and Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Consent and Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
(f) The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Consent and Amendment and the other agreements and documents executed and delivered in connection herewith.
(g) In consideration of the consent and amendments contained herein, each of the Loan Parties hereby waives and releases each of the Lenders, the Administrative Agent and the Collateral Agent from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
(h) This Consent and Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed as of the date first above written.
ENCORE CAPITAL GROUP, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Chief Financial Officer

TRUIST BANK,
as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and as a Lender

By: /s/ Hays Wood
Name: Hays Wood
Title: Director

BANK OF AMERICA, N.A.,
as Lender

By: /s/ Angel Sutoyo
Name: Angel Sutoyo
Title: Senior Vice President

FIFTH THIRD BANK, as Lender

By: /s/ Peter Samboul
Name: Peter Samboul
Title: Director

ING CAPITAL LLC, as Lender
By: /s/ Mary Forstner
Name: Mary Forstner
Title: Director

By: /s/ Robert Miners
Name: Robert Miners
Title: Director

MORGAN STANLEY BANK, N.A., as Lender

By: /s/ David White
Name: David White
Title: Authorized Signatory

ZB, N.A. d/b/a CALIFORNIA BANK & TRUST, as Lender

By: /s/ Melissa Chang
Name: Melissa Chang
Title: First Vice President

BANK LEUMI USA, as Lender

By: /s/ Paul King
Name: Paul King
Title: FVP / RM

CATHAY BANK, CALIFORNIA BANKING CORPORATION, as Lender

By: /s/ Daniel Ahn
Name: Daniel Ahn
Title: Assistant Vice President

FLAGSTAR BANK, as Lender

By: /s/ Aaron Bates
Name: Aaron Bates
Title: Vice President

MUFG Union Bank, N.A. (formerly known as UNION BANK), as Lender

By: /s/ Meng Zhang
Name: Meng Zhang
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By: /s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

OPUS BANK, as Lender

By: /s/ Lisa Kaup
Name: Lisa Kaup
Title: Vice President

UMPQUA BANK, as Lender

By: /s/ Emily Brayfield
Name: Emily Brayfield
Title: SVP

WOODFOREST NATIONAL BANK, as Lender

By: /s/ Mai Le Thai
Name: Mai Le Thai
Title: Vice President

CTBC BANK CORP. (USA), as Lender

By: /s/ Eugene Pasechnik
Name: Eugene Pasechnik
Title: VP, Portfolio Manager

REGIONS BANK, as Lender

By: /s/ Andrew Staszesky
Name: Andrew Staszesky
Title: Vice President

DNB CAPITAL, LLC, as Lender

By: /s/ Bret Douglas
Name: Bret Douglas
Title: Senior Vice President

By: /s/ Birgitta Perezic
Name: Birgitta Perezic
Title: First Vice President

BANC OF CALIFORNIA, as Lender

By: /s/ Lana Bolotina
Name: Lana Bolotina
Title: SVP, Underwriting

Each of the undersigned hereby makes the representations and warranties set forth above in this Consent and Amendment, consents to this Consent and Amendment and the terms and provisions hereof and hereby (a) confirms and agrees that notwithstanding the effectiveness of such Consent and Amendment, each Loan Document to which it is a party and their respective payment, performance and observance obligations and liabilities (whether contingent or otherwise) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Consent and Amendment, each reference in the Loan Documents to the “Credit Agreement, “thereunder”, “thereof or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Consent and Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations purported to be secured thereby.
ENCORE CAPITAL GROUP, INC.
By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Chief Financial Officer

MIDLAND INTERNATIONAL LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING LLC
MRC RECEIVABLES CORPORATION
MIDLAND FUNDING NCC-2  CORPORATION
ASSET ACCEPTANCE, LLC
MIDLAND INDIA LLC

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Vice President

ASSET ACCEPTANCE CAPITAL CORP.
ATLANTIC CREDIT & FINANCE, INC.
MIDLAND CREDIT MANAGEMENT, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President

ATLANTIC CREDIT & FINANCE SPECIAL
FINANCE UNIT, LLC
ATLANTIC CREDIT & FINANCE SPECIAL
FINANCE UNIT III, LLC

By: /s/ Ryan Bell
Name: Ryan Bell
Title: Executive Vice President